UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2008

Commission File Number: 333-130344

NOVORI INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

 Suite 206 - 5550 152nd Street
Surrey, British Columbia, Canada, V3S 5J9
(Address of principal executive offices)

(778) 571-0880
Issuer’s telephone number
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Termination of a Material Definitive Agreement.

The standby equity agreement between Novori Inc. (the “Company”) and 0775270 BC Ltd. was terminated effective December 10, 2008 after 30 days written notice was provided by 0775270 BC Ltd. pursuant to the agreement, with the reason for termination cited as the poor availability of credit and declining market conditions. No penalties were incurred by the Company in relation to the termination of this agreement by 0775270 BC Ltd.

The Company entered into the standby equity agreement on January 24, 2007, pursuant to which it had the right to request an advance of up to $45,000 per month for the first 12 months of the agreement, increasing to $60,000 per month thereafter, from 0775270 BC Ltd., up to a maximum aggregate amount of $1,260,000, which would then be purchased as stock by 0775270 BC Ltd. at a purchase price equal to 60% of the volume weighted average stock price during the five consecutive trading days after the Company provided notice of our request for an advance.

As of October 15, 2008, the Company has issued an aggregate of 2,116,989 shares of its common stock as compensation for receiving total advances of $540,000 from 0775270 BC Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2008	NOVORI INC.
(Registrant)

By: /s/ Harold Schaffrick
Harold Schaffrick President and Chief Executive Officer